EXHIBIT 23.1

BROWN ARMSTRONG
PAULDEN McCOWN STARBUCK & KEETER
CERTIFIED PUBLIC ACCOUNTANTS
4200 Truxton Ave., Suite 300
Bakersfield, California 93309
Tel 661-324-4971
Fax 661-324-4997

CONSENT OF
BROWN ARMSTRONG PAULDEN McCOWN STARBUCK AND KEETER
ACCOUNTANCY CORPORATION

August 13, 2004

          We consent to the incorporation by reference in this Registration Statement of Royale Energy, Inc., on Form S-3, of our report dated February 13, 2004, appearing in the Annual Report on Form 10-KSB of Royale Energy, Inc., for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK & KEETER
ACCOUNTANCY CORPORATION

/s/ Burton H. Armstrong